Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jeffrey A. Willard, and I, Doug Krulik, each certify to the best of our knowledge, based upon a review of the report on Form 10-Q for the quarter ended September 30, 2026 (the “Report”) of the Registrant, that:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 10, 2026

By:	/s/ Jeffrey A. Willard
Jeffrey A. Willard
Chief Executive Officer and President (principal executive Officer)

By:	/s/ Doug Krulik
Doug Krulik
Chief Accounting Officer, Interim Principal Financial Officer and Treasurer (principal financial and accounting officer)